UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 21, 2024

PROVECTUS BIOPHARMACEUTICALS, INC.

(Exact name of registrant as specified in charter)

Delaware	001-36457	90-0031917
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 S. Gay Street, Suite 1610, Knoxville, TN 37929

(Address of Principal Executive Offices) (Zip Code)

(866) 594-5999

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On March 21, 2024, Provectus Biopharmaceuticals, Inc. (the “Company”) entered into an Exclusive License Agreement (the “License Agreement”) with the University of Miami (the “University”) for the license and development of the University’s intellectual property related to photodynamic antimicrobial therapy in ophthalmology. The License Agreement grants the Company exclusive, worldwide rights to research, develop, make, use or sell Licensed Products and/or Licensed Processes (as defined in the License Agreement) based upon patent-related rights.

As consideration for the rights granted in the License Agreement, the Company must pay an upfront fee of $10,000, royalties equal to 10% of net sales of Licensed Products and/or Licensed Processes, and annual payments of $1,000 on the first through fourth anniversaries of the License Agreement and $10,000 on every anniversary thereafter. In the event of a sublicense to a third party, the Company is obligated to pay royalties to the University equal to a percentage of sublicense income ranging from 10% to 30% depending on the phase of clinical trials.

The License Agreement provides that, within one year, the Company will create a corporation (“NewCo”) for the purpose of developing and commercializing Licensed Products and Licensed Processes, assign the License Agreement to NewCo, and enter into an equity agreement with respect to NewCo’s securities. Pursuant to the equity agreement, NewCo will be required to issue to the University 5% of the total number of issued and outstanding shares of NewCo. The University will have certain anti-dilution rights related to additional issuances of NewCo securities before NewCo receives a total of $2,000,000 in cash.

The License Agreement sets forth certain diligence milestones that include forming NewCo, creating a Licensed Product suitable for submission to the Food and Drug Administration (“FDA”), generating Licensed Product data suitable for required submission to the FDA, submitting a drug-device combination application to the FDA, and receiving clearance, approval or other authorization from the FDA for the Licensed Product portion of the drug-device combination. The License Agreement also provides for development milestone payments of $5,000 upon the first commercial sale of approved Licensed Product and $50,000 upon net sales of Licensed Product of at least $500,000.

The term of the License Agreement is the later of (i) the expiration or abandonment of all issued patents and patent applications related to patent rights under the License Agreement and/or no royalties are due, (ii) any regulatory exclusivity has expired, and (iii) 20 years from the first commercial sale of Licensed Product and/or Licensed Process. The License Agreement provides that the Company may terminate the License Agreement upon 90 days’ written notice to the University, and each party has the right to terminate the License Agreement if the other party commits a material breach of the terms of the License Agreement and such breach remains uncured for thirty days after receipt of written notice.

The foregoing summary of the License Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the License Agreement, which is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated by reference into this Item 1.01.

Item 7.01.	Regulation FD Disclosure.

On March 27, 2024, the Company issued a press release (the “Press Release”) announcing the exclusive worldwide license agreement with University of Miami for photodynamic antimicrobial treatment of different eye infections with rose bengal sodium. A copy of the Press Release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

This information and the information contained in Exhibit 99.1 are furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as may be expressly set forth by specific reference in any such filing, regardless of any general incorporation language in the filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Exclusive License Agreement (with Equity), dated March 21, 2024, by and between the Company and University of Miami
99.1	Press Release, dated March 27, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 27, 2024

PROVECTUS BIOPHARMACEUTICALS, INC.

By:	/s/ Heather Raines
Heather Raines
Chief Financial Officer (Principal Financial Officer)